Exhibit 99.1

U.S. Physical Therapy Reports Second Quarter Results

Service Offering Expands With
Formation of OsteoArthritis Centers of America

HOUSTON--(BUSINESS WIRE)--U.S. Physical Therapy, Inc. (NASDAQ:USPH), a national operator of physical and occupational therapy outpatient clinics, today reported results for the second quarter and six months ended June 30, 2008.

U.S. Physical Therapy’s net income increased 24.0% in the second quarter of 2008 to $2.9 million from $2.3 million in the second quarter of 2007 with diluted earnings per share increasing to $.24 from $.20. For the six months ended net income rose to $5.2 million from $4.1 million, an increase of 26.8%, with diluted earnings per share for the first half of 2008 of $.44 as compared to $.36 in the comparable period in 2007.

Second Quarter 2008 compared to Second Quarter 2007

  Net revenues from continuing operations increased 33.6% from $35,459,000 to $47,389,000 due to a 28.0% increase in patient visits from 368,000 to 471,000 and an increase in average net patient revenues per visit of 2.6% from $95.63 to $98.14.
  Total clinic operating costs from continuing operations were $35,398,000 or 74.7% of net revenues as compared to $26,107,000 or 73.6% of net revenues in the year earlier period. Clinic salaries and related costs as a percentage of net revenues were 52.4% for the recent quarter and 51.0% for the 2007 second quarter. Rent, clinic supplies, contract labor and other costs from continuing operations as a percentage of net revenues were 20.8% versus 21.5%. The provision for doubtful accounts was 1.6% of net revenues in the recent quarter and 1.1% in the comparable period in 2007.
  Corporate office costs were $5.4 million in the second quarter of 2008, or 11.5% of net revenues, versus $4.1 million, or 11.7% of net revenues, in the second quarter of 2007.
  Net income rose 24.0% from $2,303,000 in the second quarter of 2007 to $2,855,000 in the second quarter this year. Earnings per share increased to $.24 from $.20.
  Same store revenues, for de novo and acquired clinics open for one year or more, increased 6.3%. Same store visits increased 2.9% while the average net rate per visit increased by 3.2%.
  During the recent quarter the Company opened 7 facilities, acquired 9 and closed 3 for a net addition of 13 clinics.

Six Months 2008 compared to Six Months 2007

  Net revenues from continuing operations increased 32.2% from $70,079,000 to $92,640,000 due to a 27.3% increase in patient visits from 727,000 to 925,000 and an increase in average net patient revenues per visit of 2.3% from $95.55 to $97.70.
  Total clinic operating costs from continuing operations were $69,850,000 or 75.4% of net revenues as compared to $52,083,000 or 74.3% of net revenues in the year earlier period. Clinic salaries and related costs as a percentage of net revenues were 52.8% for the recent six months and 51.4% for the 2007 six months. Rent, clinic supplies, contract labor and other costs from continuing operations as a percentage of net revenues were 21.0% for the first six months of 2008 as compared to 21.5% in the comparable 2007 period. The provision for doubtful accounts was 1.6% of net revenues in the recent six months and 1.5% in the comparable period in 2007.
  Corporate office costs were $10.5 million in the 2008 six months, or 11.3% of net revenues, versus $8.5 million, or 12.1% of net revenues, in the 2007 comparable period.
  Net income rose 26.8% from $4,132,000 in the first six months of 2007 to $5,240,000 in the first six months of this year. Earnings per share increased to $.44 from $.36.
  Same store revenues, for de novo and acquired clinics open for one year or more, increased 5.8%. Same store visits increased 2.1% while the average net rate per visit increased by 3.6%.
  In the first half of 2008 the Company opened 11 facilities, acquired 10 and closed 6 for a net addition of 15 clinics.

Chris Reading, Chief Executive Officer, said, “During this recent quarter, our partners, staff and operations team continued their focus to deliver solid progress in program development, clinical service improvement and market-share expansion. During the period we increased our credit facility to $50,000,000 to provide the necessary financial resources for continued growth in de novo clinics and acquisitions. Our team has worked diligently on meaningful expansion of our facilities network. In the second quarter we acquired 9 locations in Maryland and Pennsylvania and opened 7 new clinics bringing our total clinic count up to 364.”

Mr. Reading continued, “U.S. Physical Therapy is pleased to announce the formation of a new venture, OsteoArthritis Centers of America (“OA Centers”). This business will specialize in the outpatient, non-surgical treatment of osteo arthritis, degenerative joint disease, and other musculoskeletal conditions which affect the lives of millions of active Americans. These services will be delivered by specialty trained physicians and physical therapists in an upbeat, progressive and patient-centric environment. U.S. Physical Therapy’s focus on the “partnership model” will continue with the OA Centers facilities. Specialty physician services will include the Intra-articular Joint Program (“IAJP Direct”), a clinically proven, non-surgical treatment for osteoarthritis of the knee. June marked the opening of our first OA Center in Wellington, Florida, near West Palm Beach.”

For additional information about OsteoArthritis Centers of America visit the website www.oacenters.com

U.S. Physical Therapy's management will host a conference call at 10:30 a.m. Eastern Time, 9:30 a.m. Central Time on Thursday, August 7, 2008 to discuss the Company’s second quarter and six months 2008 results. Interested parties may participate in the call by dialing 1-888-335-5539 or 973-582-2857 and enter reservation number 57017926 approximately 10 minutes before the call is scheduled to begin. To listen to the live call via web-cast, go to the Company's website at www.usph.com at least 15 minutes early to register, download and install any necessary audio software. The conference call will be archived and can be accessed for approximately 120 days at this website.

Forward-Looking Statements

This press release contains statements that are considered to be forward-looking within the meaning under Section 21E of the Securities Exchange Act of 1934. These statements contain forward-looking information relating to the financial condition, results of operations, plans, objectives, future performance and business of our Company. These statements (often using words such as “believes”, “expects”, “intends”, “plans”, “appear”, “should” and similar words) involve risks and uncertainties that could cause actual results to differ materially from those we project. Included among such statements are those relating to opening new clinics, availability of personnel and the reimbursement environment. The forward-looking statements are based on our current views and assumptions and actual results could differ materially from those anticipated in such forward-looking statements as a result of certain risks, uncertainties, and factors, which include, but are not limited to:

  revenue and earnings expectations;
  general economic, business, and regulatory conditions including federal and state regulations;
  availability and cost of qualified physical and occupational therapists;
  personnel productivity;
  changes in Medicare guidelines and reimbursement or failure of our clinics to maintain their Medicare certification status;
  competitive and/or economic conditions in our markets which may require us to close certain clinics and thereby incur closure costs and losses including the possible write-down or write-off of goodwill;
  changes in reimbursement rates or payment methods from third party payors including government agencies and deductibles and co-pays owed by patients;
  maintaining adequate internal controls;
  availability, terms, and use of capital;
  acquisitions and the successful integration of the operations of the acquired businesses; and
  weather and other seasonal factors.

Many factors are beyond our control. Given these uncertainties, you should not place undue reliance on our forward-looking statements. Please see periodic reports filed with the Securities and Exchange Commission (the "SEC") for more information on these factors. Our forward-looking statements represent our estimates and assumptions only as of the date of this report. Except as required by law, we are under no obligation to update any forward-looking statement, regardless of the reason the statement is no longer accurate.

About U.S. Physical Therapy, Inc.

Founded in 1990, U.S. Physical Therapy, Inc. operates 364 clinics in 41 states. The Company's clinics provide preventative and post-operative care for a variety of orthopedic-related disorders and sports-related injuries, non-surgical treatment of osteo arthritis, treatment for neurologically-related injuries and rehabilitation of injured workers. In addition to owning and operating clinics, the Company manages physical therapy facilities for third parties, including hospitals and physician groups. The Company was recently added to the Russell 2000 Index. The Russell 2000 Index measures the performance of the small-cap segment of the U.S. equity universe.

More information about U.S. Physical Therapy, Inc. is available at www.usph.com. The information included on that website is not incorporated into this press release.

(See Attached Financials)

U.S. PHYSICAL THERAPY, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF NET INCOME (IN THOUSANDS, EXCEPT PER SHARE DATA) (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007

Net patient revenues	$46,205	$35,171	$90,402	$69,447
Management contract and other revenues	1,184	288	2,238	632
Net revenues	47,389	35,459	92,640	70,079

Clinic operating costs:
Salaries and related costs	24,821	18,072	48,922	35,988
Rent, clinic supplies, contract labor and other	9,842	7,629	19,445	15,058
Provision for doubtful accounts	735	406	1,483	1,037
	35,398	26,107	69,850	52,083

Corporate office costs	5,431	4,136	10,493	8,493

Operating income from continuing operations	6,560	5,216	12,297	9,503

Interest, investment and other income	249	99	274	165
Interest expense	(114)	(26)	(263)	(51)
Minority interests in subsidiary limited partnerships	(1,977)	(1,467)	(3,649)	(2,782)

Income before income taxes from continuing operations	4,718	3,822	8,659	6,835
Provision for income taxes	1,863	1,465	3,419	2,634
Net income from continuing operations	2,855	2,357	5,240	4,201

Discontinued operations:
(Loss) from discontinued operations	-	(86)	-	(110)
Tax benefit from discontinued operations	-	32	-	41
	-	(54)	-	(69)
Net income	$2,855	$2,303	$5,240	$4,132

Earnings per share:
Basic - income from continuing operations	$0.24	$0.20	$0.44	$0.36
Basic - loss from discontinued operations	-	-	-	-
Total basic earnings per common share	$0.24	$0.20	$0.44	$0.36

Diluted - income from continuing operations	$0.24	$0.20	$0.44	$0.36
Diluted - loss from discontinued operations	-	-	-	-
Total diluted earnings per common share	$0.24	$0.20	$0.44	$0.36

Shares used in computation:
Basic earnings per common share	11,874	11,559	11,863	11,530
Diluted earnings per common share	12,045	11,648	11,997	11,616

U.S. PHYSICAL THERAPY, INC. AND SUBSIDIARIES CONSOLIDATED EARNINGS PER SHARE (IN THOUSANDS, EXCEPT PER SHARE DATA) (unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007
Numerator:
Net income from continuing operations	$2,855	$2,357	$5,240	$4,201
Net loss from discontinued operations	-	(54)	-	(69)
Net income	$2,855	$2,303	$5,240	$4,132

Denominator:
Denominator for basic earnings per share -
weighted-average shares	11,874	11,559	11,863	11,530
Effect of dilutive securities -
Stock options	171	89	134	86
Denominator for diluted earnings per share -
adjusted weighted-average shares and assumed conversions	12,045	11,648	11,997	11,616

Earnings per share:
Basic - income from continuing operations	$0.24	$0.20	$0.44	$0.36
Basic - loss from discontinued operations	-	-	-	-
Total basic earnings per share	$0.24	$0.20	$0.44	$0.36

Diluted - income from continuing operations	$0.24	$0.20	$0.44	$0.36
Diluted - loss from discontinued operations	-	-	-	-
Total diluted earnings per share	$0.24	$0.20	$0.44	$0.36

U.S. PHYSICAL THERAPY, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS, EXCEPT SHARE DATA)

	June 30,	December 31,
	2008	2007
	(unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$8,073	$7,976
Patient accounts receivable, less allowance for doubtful accounts of $2,181 and $2,184, respectively	28,434	25,574
Accounts receivable - other	920	1,150
Other current assets	2,098	1,333
Total current assets	39,525	36,033

Fixed assets:
Furniture and equipment	29,929	28,782
Leasehold improvements	17,512	17,352
	47,441	46,134
Less accumulated depreciation and amortization	30,893	29,342
	16,548	16,792
Goodwill	49,788	37,650
Other intangible assets, net	3,926	3,930
Other assets	2,094	1,847
	$111,881	$96,252

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable - trade	$1,514	$1,555
Accrued expenses	9,328	9,071
Current portion of notes payable	1,179	812
Total current liabilities	12,021	11,438
Notes payable	1,214	959
Revolving line of credit	14,800	7,000
Deferred rent	992	1,104
Other long-term liabilities	929	696
Total liabilities	29,956	21,197

Minority interests in subsidiary limited partnerships	6,347	5,648

Commitments and contingencies

Shareholders' equity:
Preferred stock, $.01 par value, 500,000 shares authorized, no shares issued and outstanding	-	-
Common stock, $.01 par value, 20,000,000 shares authorized, 14,103,538 and 14,053,192, shares issued, respectively	141	141
Additional paid-in capital	42,383	41,452
Retained earnings	64,682	59,442
Treasury stock at cost, 2,214,737 shares	(31,628)	(31,628)
Total shareholders' equity	75,578	69,407
	$111,881	$96,252

U.S. PHYSICAL THERAPY, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
(IN THOUSANDS)
(unaudited)
	Six Months Ended June 30,
	2008	2007

OPERATING ACTIVITIES
Net income	$5,240	$4,132
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,904	2,283
Minority interests in earnings of subsidiary limited partnerships	3,649	2,782
Provision for doubtful accounts	1,483	1,132
Equity-based awards compensation expense	760	580
Loss on sale or abandonment of assets	113	22
Tax benefit from exercise of stock options	(78)	(109)
Recognition of deferred rent subsidies	(218)	(242)
Deferred income taxes	407	102
Changes in operating assets and liabilities:
Increase in patient accounts receivable	(3,437)	(1,957)
Decrease (increase) in accounts receivable - other	230	(18)
Increase in other assets	(1,187)	(392)
Decrease in accounts payable and accrued expenses	(92)	(1,428)
Increase in other liabilities	185	235
Net cash provided by operating activities	9,959	7,122

INVESTING ACTIVITIES
Purchase of fixed assets	(2,097)	(2,102)
Purchase of businesses, net of cash acquired	(11,444)	-
Acquisitions of minority interests, included in goodwill	(657)	(129)
Purchase of marketable securities - available for sale	-	(2,040)
Proceeds on sale of marketable securities - available for sale	-	640
Proceeds on sale of fixed assets	83	8
Net cash used in investing activities	(14,115)	(3,623)

FINANCING ACTIVITIES
Distributions to minority investors in subsidiary limited partnerships	(3,389)	(2,659)
Proceeds from revolving line of credit	12,300	-
Payments on revolving line of credit	(4,500)	-
Payment of notes payable	(329)	(306)
Excess tax benefit from stock options exercised	78	109
Proceeds from exercise of stock options	93	373
Net cash provided by (used in) financing activities	4,253	(2,483)

Net increase in cash and cash equivalents	97	1,016
Cash and cash equivalents - beginning of period	7,976	10,952
Cash and cash equivalents - end of period	$8,073	$11,968

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid during the period for:
Income taxes	$3,464	$2,685
Interest	$204	$50
Non-cash investing and financing transactions during the period:
Purchase of business - seller financing portion	$951	$-

U.S. PHYSICAL THERAPY, INC. AND SUBSIDIARIES RECAP OF CLINIC DEVELOPMENT ACTIVITY

	Opened	Acquired	Sold	Closed	Number of Clinics

Year Ended, December 31, 2006	30	8	(1)	(31)	292

First Quarter 2007, March 31, 2007	3	--	--	(2)	293

Second Quarter 2007, June 30, 2007	6	--	--	(1)	298

Third Quarter 2007, September 30, 2007	2	52	--	(6)	346

Fourth Quarter 2007, December 31, 2007	6	--	--	(3)	349

Year Ended, December 31, 2007	17	52	--	(12)	349

First Quarter 2008, March 31, 2008	4	1	--	(3)	351

Second Quarter 2008, June 30, 2008	7	9	--	(3)	364

Six Months Ended, June 30, 2008	11	10	--	(6)	364

CONTACT:
U.S. Physical Therapy, Inc., Houston
Chief Financial Officer
Larry McAfee, 713-297-7000
or
Chief Executive Officer
Chris Reading, 713-297-7000